UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 28, 2009

RELIANCE STEEL & ALUMINUM CO.
(Exact name of registrant as specified in its charter)

California	001-13122	95-1142616
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)
350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071
(Address of principal executive offices)
(213) 687-7700
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant
     Reliance Steel & Aluminum Co. (the “Company”) entered into that Second Amendment to Amended and Restated Credit Agreement (the “Amendment”) dated as of September 25, 2009 and effective as of September 28, 2009 (the “Effective Date”), by and among the Company, as borrower, Bank of America, N.A., as administrative agent, and the lenders named therein. A copy of the Amendment is attached as Exhibit 4.1 hereto. The Amendment, among other things, extends the maturity date of $1.02 billion in commitments for the extending lenders from November 9, 2011 to November 9, 2012. The maturity date of the $80 million in commitments for the non-extending lenders remains at November 9, 2011. The Amendment also reduces the interest coverage ratio from 3.0 times to 2.0 times (interest coverage ratio is calculated as net income attributable to the Company plus interest expense and provision for income taxes, less equity in earnings of unconsolidated subsidiaries, divided by interest expense) and the total leverage ratio from 0.60 to 1.00 to 0.50 to 1.00 (total leverage ratio is calculated as total debt, inclusive of capital lease obligations and outstanding letters of credit, divided by the Company’s shareholders’ equity plus total debt) requirements through March 31, 2010. From the Effective Date through June 30, 2010, the Amendment places certain limitations on the Company’s use of cash to make investments, distributions and acquisitions, except as specifically provided in the Amendment. Pricing was also adjusted.
     Concurrent with the Amendment, the Company paid off and terminated its term loan that had an outstanding balance of approximately $444 million.
     All of the Company’s wholly-owned material domestic subsidiaries are guarantors of all of the Company’s consolidated debt including the items discussed above.
     The foregoing description and the description in the press release are qualified in their entirety by reference to the full text of the Amendment.
Item 8.01 Other Events.
     The Company issued a press release on September 29, 2009 announcing the Amendment and updating its 2009 third quarter outlook. The press release is attached as Exhibit 99.1 hereto.
Item 9.01 Financial Statements and Exhibits.
(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell company transactions.

Not applicable.

(d)	Exhibits.

Exhibit No.	Description

4.1	Second Amendment to Amended and Restated Credit Agreement dated as of September 25, 2009 by and among Reliance Steel & Aluminum Co., as Borrower, Bank of America, N.A., as Administrative Agent, and the banks identified as lenders therein.

99.1	Press Release dated September 29, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.
Dated: September 29 , 2009	By:	/s/ Karla Lewis
Karla Lewis
Executive Vice President and Chief Financial Officer

RELIANCE STEEL & ALUMINUM CO.
FORM 8–K
INDEX TO EXHIBITS

Exhibit No.	Description

4.1	Second Amendment to Amended and Restated Credit Agreement dated as of September 25, 2009 by and among Reliance Steel & Aluminum Co., as Borrower, Bank of America, N.A., as Administrative Agent, and the banks identified as lenders therein.

99.1	Press Release dated September 29, 2009.

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